SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-01474
SERIES NO.: 9


74U.     1.   Number of shares outstanding
              Class A                         519
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                         307
              Class C                         192
              Investor Class                  342
              Institutional Class             544

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $ 17.62
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $ 17.20
              Class C                     $ 17.10
              Investor Class              $ 17.67
              Institutional Class         $ 17.77